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                                                                       EXHIBIT 5



                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                             300 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3144
                                  [LETTERHEAD]

                               -------------------

                                 (213) 687-5000

                                        September 26, 1995


Esterline Technologies Corporation
10800 NE  8th Street
Bellevue, Washington   98004

               Re:  Esterline Technologies Corporation
                    Registration on Form S-3


Ladies and Gentlemen:


          We have acted as special counsel to Esterline Technologies Corporation, a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 2,070,000 shares (including 270,000 shares subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $.20 per share (the "Common Stock").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 33-62625) as filed with the Securities and Exchange Commission (the "Commission") on September 14, 1995 under the Act, and Amendment No. 1 thereto filed with the Commission on September 26, 1995 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between

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Esterline Technologies Corporation
September 26, 1995
Page 2

the Company, as issuer, and PaineWebber Incorporated and Ragen MacKenzie Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") in each case relating to the issuance and sale of the
Shares and related matters.   We have also examined originals or copies,
certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

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Esterline Technologies Corporation
September 26, 1995
Page 3


          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Pricing Committee of the Board of Directors; (iii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee of the Board of Directors as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                              Very truly yours,




                              /s/ Skadden, Arps, Slate, Meagher & Flom





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